UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2013
Materion Corporation
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Materion Corporation (the "Company") held its Annual Meeting of Shareholders on May 1, 2013. As of March 11, 2013, the record date of the Annual Meeting, there were 20,766,008 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 19,516,748 or 94.0% of the outstanding common shares entitled to vote were represented in person or by proxy. All nominees were elected and all proposals were approved. These shares were voted as follows (vote totals may not agree due to rounding or fractional shares):

1. The following individuals were nominated in 2013 to serve as directors until 2016:

Vinod M. Khilnani
Votes For:	17,351,940
Votes Withheld:	679,309
Broker Non-Votes:	1,485,499

Darlene J.S. Solomon
Votes For:	17,355,050
Votes Withheld:	676,199
Broker Non-Votes:	1,485,499

Robert B. Toth
Votes For:	17,592,506
Votes Withheld:	438,743
Broker Non-Votes:	1,485,499

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year 2013:

Votes For:	19,082,089
Votes Against:	413,080
Abstentions:	21,579

3. Approval of the Materion Corporation Management Incentive Plan:

Votes For:	15,418,783
Votes Withheld:	2,589,693
Abstentions:	22,773
Broker Non-Votes:	1,485,499

4. Advisory (non-binding) vote to approve the compensation of the Company's named executive officers:

Votes For:	15,418,635
Votes Withheld:	933,028
Abstentions:	1,679,586
Broker Non-Votes:	1,485,499

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

May 3, 2013	By:	/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Treasurer and Secretary